UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

Commission File Number: 333-141271

K-CARE NUTRITIONAL PRODUCTS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

Unit D – 1275 East 27th Street
North Vancouver, British Columbia V7J 1S5
(Address of principal executive offices)

604-986-0016
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On November 16, 2007, the Board of Directors of K-Care Nutritional Products Inc. (the “Company”) approved a forward split of the Company's common stock. The Company wishes to improve liquidity and management believes that having more shares will improve the Company’s opportunities for financing and/or acquisitions.

The stock split will be effective as of November 26, 2007. Upon presentation of their existing share certificates, all shareholders will receive a new share certificate representing five (5) new shares for each one (1) old share they own on November 26, 2007. No fractional shares will be issued. Any partial shares will be rounded up to the nearest whole number.

After the common stock split, the number of issued and outstanding shares of the Company will increase from 7,377,450 to 36,887,250. The Company has obtained a new CUSIP number and will receive a new trading symbol, which, subject to approval by NASDAQ, the Company expects to be effective on November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	K-Care Nutritional Products Inc. (Registrant)
By: /s/ Eva Dudas Eva Dudas, President